UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2015

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terex Corporation (“Terex” or the “Company”) announced on August 19, 2015 that Tim Ford, currently President, Terex Cranes, is leaving the Company to pursue other opportunities.     The Company issued a press release on August 19, 2015 announcing Mr. Ford’s departure. A copy of this press release is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 8.01. Other Events.

The Company announced on August 19, 2015 the following leadership changes:

•
With Mr. Ford’s departure, Ken Lousberg, currently President of Terex China, will take on the role of President of Terex Cranes as well as the responsibility for Latin America previously with Mr. Ford. While Mr. Lousberg will retain responsibility for China, a Country Leader for our Chinese business will be named as soon as possible to help coordinate our business in China reporting to Mr. Lousberg. Mr. Lousberg joined Terex through the Genie acquisition in 2002 and has held several senior management positions at various Terex operations.

•
George Ellis will take on a new role as Senior Vice President, Operations Planning and President, Terex Construction. In addition to retaining his current responsibilities for Terex Construction, Government Programs and India, Mr. Ellis will assume global responsibility for the Terex Business System, sourcing, transportation, logistics, and manufacturing footprint. Mr. Ellis also joined Terex through the Genie acquisition in 2002 and has held several senior management positions at various Terex operations.

•	Kieran Hegarty, President, Terex Materials Processing will assume management responsibility for the Terex Fuchs business which will become part of the Terex Materials Processing segment.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release of Terex Corporation issued on August 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2015

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
Secretary and General Counsel